UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2004

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

22026 20th Avenue S.E., Bothell, Washington  98021
(Address of principal executive offices)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 15, 2004, Sonus Pharmaceuticals, Inc. entered into a Change in Control Agreement with Alan Fuhrman in connection with the appointment of Mr. Fuhrman as Senior Vice President and Chief Financial Officer of Sonus. The Agreement provides that upon termination of employment within 12 months following a change in control of Sonus, either voluntarily for good reason or involuntarily without cause, Sonus will pay Mr. Fuhrman accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal to his highest annual base salary in effect within 12 months of termination.

Item 5.02. Appointment of Principal Officers.

     On September 15, 2004, Sonus appointed Alan Fuhrman, age 48, as Senior Vice President and Chief Financial Officer. Mr. Fuhrman joins Sonus from Integrex, Inc., a contract manufacturing services company, where he served as President and Chief Operating Officer from 2002 to 2004. From 1999 to 2002, Mr. Fuhrman served as a Senior Vice President and Chief Financial Officer of Capital Stream, Inc., a financial services workflow automation company. Prior to 1999, Mr. Fuhrman held Chief Financial Officer positions with Innovation, Inc., a wireless services and integration company, Medisystems Corporation, an international medical device manufacturer, and NeoPath, Inc., a publicly held medical device company. Mr. Fuhrman holds B.S. degrees in both accounting and agricultural economics from Montana State University.

Item 9.01. Exhibits.

Exhibit 10.1	Change in Control Agreement for Alan Fuhrman, dated September 15, 2004.

Exhibit 99.1	Press Release, dated September 15, 2004, issued by Sonus Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: September 20, 2004	By:	/s/ Michael A. Martino

Michael A. Martino President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement for Alan Fuhrman, dated September 15, 2004.

99.1	Press Release dated September 15, 2004.